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                                                                  Exhibit 10.3.8

                               RETENTION AGREEMENT


         THIS RETENTION AGREEMENT (the "Agreement") entered into between DOBSON COMMUNICATIONS CORPORATION, an Oklahoma corporation ("Company"), and [form], an individual (the "Executive"), dated as of the 1st day of November, 2004.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. Certain Definitions.

                  (a) "Cause" means termination of Executive's employment by Company for one of the following reasons: (i) the conviction of Executive of a felony by a federal or state court of competent jurisdiction; (ii) an act or acts of dishonesty taken by Executive and intended to result in substantial personal enrichment of Executive at the expense of Company; or (iii) Executive's "willful" failure to follow a direct, reasonable and lawful written directive from his supervisor or the Board of Directors (the "Board"), within the reasonable scope of Executive's duties, which failure is not cured within thirty
(30) days. Further, for purposes of this Section (a):

                           (i) No act or omission by the Executive shall be
deemed "willful" unless done, or omitted, by Executive in bad faith and without reasonable belief that Executive's action or omission was in the best interest of Company.

                           (ii) Executive shall not be deemed to have been
terminated for Cause unless and until Company delivers to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4ths) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board Executive was guilty of conduct set forth in clause (i) above and specifying the particulars thereof in detail. Provided, for purposes of this Subsection (a), the term "Company" shall also include its parent or any of its subsidiaries, whichever is the employer of Executive.

                  (b) "Compensation" means the salary and bonus paid to Executive in 2004, including all amounts of regular base salary which would have otherwise been paid to Executive by the Company, but payment of which was deferred by Executive pursuant to Sections 125 or 401(k) of the Internal Revenue Code of 1986, as amended, or pursuant to any nonqualified deferred compensation plan or arrangement of the Company.

                  (c) "Management Change" means the termination or replacement of the current Chief Executive Officer or Chief Operating Officer followed by the hiring or selection of a replacement for such position. The "effective date" of a Management Change shall be the date the Company employs or selects a replacement Chief Executive Officer or Chief Operating Officer.


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                  (d) "Term" means the term of this Agreement, commencing on
October 1, 2004 and continuing for two (2) years thereafter if not terminated sooner on the earlier of the following: (i) the occurrence of an event described in Section 3; or (ii) the six-month anniversary of the effective date of a Management Change.

         2. Agreement Not Employment Contract. This Agreement shall be considered solely as a limited retention obligating Company to pay to Executive certain amounts of compensation in the event and only in the event of his termination of employment for the reasons and at the time specified herein. Apart from the obligation of Company to provide the amounts of additional compensation as provided in this Agreement, Company shall at all times retain the right to terminate the employment of Executive, who's employment shall remain "at will."

         3. Termination.

                  (a) Death or Disability. This Agreement shall terminate automatically upon Executive's death. If the Company determines in good faith that the Disability of Executive has occurred, it may give to Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment with Company shall terminate effective on the 30th day after the date of such notice (the "Disability Effective Date"), provided that, within such time period, Executive shall not have returned to full-time performance of Executive's duties. Nothing contained in this Agreement shall be construed or judged to be a violation of the Americans with Disabilities Act, nor shall such allegations be made by Executive who hereby waives the same.

                  (b) Cause. Company may terminate Executive's employment for "Cause."

                  (c) Voluntary Termination. This Agreement shall terminate automatically upon Executive's voluntary termination of his employment with Company.

                  (d) Notice of Termination. Any termination by Company for Cause shall be communicated by Notice of Termination to Executive given in accordance with Section 13(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provisions in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and
(iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice). The failure by Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of Company hereunder or preclude Company from asserting such fact or circumstance in enforcing his rights hereunder.

                  (e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination by Executive; provided, however, if Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the effective date of Disability, as the case may be.

         4. Obligations of the Company upon Termination.



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                  (a) If, during the six-month period following the effective date of a Management Change, Company terminates Executive's employment other than for Cause, Disability, or death, Company shall pay to Executive in a lump sum payment in cash, within 30 days after the Date of Termination equal to the aggregate of the following amounts.

                           (i) To the extent not previously paid, Executive's
current base salary and bonus, if applicable, as earned through the Date of Termination;

                           (ii) Any accrued vacation pay not yet paid by
Company; and

                           (iii) One (1) times Executive's Compensation.

                  (b) Notwithstanding anything in this Agreement to the contrary, if Executive's employment is terminated by the Company for Cause or Executive voluntarily terminates employment with the Company, Executive shall not be entitled to any payment under Section 4(a)(iii).

         5. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the Company and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any stock option or other agreements with the Company. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

         6. Full Settlement. Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement.

         7. Certain Additional Payments by the Company. Anything in this Agreement to the contrary notwithstanding, in the event it is determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, including, by example and not by way of limitation, acceleration by the Company of the date of vesting or payment or rate of payment under any plan, program or arrangement of the Company (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive a "Gross-Up Payment." For purposes of this Agreement, a "Gross-Up Payment" shall be calculated as an amount equal to the Executive's liability for such excise tax(es) and any income tax(es) attributable to such excise tax liability (including any interest or penalty thereon) so that after payment by the Executive of all taxes (including interest and penalties), the Executive has not suffered any adverse economic consequence due to the




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imposition of such excise tax(es) and income tax(es) thereon. The amount of
Gross Up Payment to which the Executive is entitled under this Section shall be determined by the accounting firm retained by the Company.

         8. Confidential Information. Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company, and respective businesses, which shall have been obtained by Executive during Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by Executive or his representatives in violation of this Agreement). After termination of Executive's employment with the Company, Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

         9. Successors.

                  (a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) Company will require any successor (whether direct or indirect, by merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to all or a portion of its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         10. Indemnification. Executive shall be indemnified, including the payment of reasonable attorney fees, and held harmless by the Company during the term of this Agreement and following any termination of this Agreement for any reason whatsoever in the same manner as would any other key management employee of the Company with respect to acts or omissions occurring prior to (a) the termination of this Agreement or (b) the termination of employment of Executive.

         11. Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.



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                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Executive:

         At his last known address evidenced on the Company's payroll records.

         If to the Company:

         Dobson Communications Corporation
         14201 Wireless Way
         Oklahoma City, OK 73134
         Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

                  (f) This Agreement contains the entire understanding of the Company and Executive with respect to the subject matter hereof.

                  (g) EXECUTIVE AND COMPANY ACKNOWLEDGE THAT THE EMPLOYMENT OF EXECUTIVE BY COMPANY IS "AT WILL," AND MAY BE TERMINATED BY EITHER EXECUTIVE OR COMPANY AT ANY TIME AND FOR ANY LAWFUL REASON, SUBJECT TO COMPANY'S OBLIGATION TO PROVIDE ADDITIONAL COMPENSATION AS PROVIDED IN THIS AGREEMENT.

         12. No Trust. No action under this Agreement by the Company or its Board of Directors shall be construed as creating a trust, escrow or other secured or segregated fund, in favor of Executive or his beneficiary. The status of Executive and his beneficiary with respect to any liabilities assumed by the Company hereunder shall be solely those of unsecured creditors of the Company. Any asset acquired or held by the Company in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust, escrow or other secured or segregated fund for the benefit of Executive or his beneficiary or to be security for the performance of the obligations of the Company, but shall be, and remain a general, unpledged, unrestricted asset of the Company at all times subject to the claims of general creditors of the Company.



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         13. No Assignability. Neither Executive nor his beneficiary, nor any other person shall acquire any right to or interest in any payments payable under this Agreement, otherwise than by actual payment in accordance with the provisions of this Agreement, or have any power to transfer, assign, anticipate, pledge, mortgage or otherwise encumber, alienate or transfer any rights hereunder in advance of any of the payments to be made pursuant to this Agreement or any portion thereof which is expressly declared to be nonassignable and nontransferable. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.

         14. Arbitration. Executive agrees that Executive's employment, including separation and this Agreement relate to interstate commerce, and that subject to and following exhaustion of the Executive's rights and obligations with respect to administration and claims procedures under this Agreement, any disputes, claims or controversies between Executive and the Company which may arise out of or relate to this Agreement shall be settled by arbitration. Nothing in this Agreement to arbitrate, however, shall preclude the Company from obtaining injunctive relief from a court of competent jurisdiction prohibiting ongoing breaches of the Executive's obligations under this Agreement pending arbitration of the Agreement. This agreement to arbitrate shall survive the termination of this Agreement. Any arbitration shall be in accordance with the Rules of the American Arbitration Association and shall be undertaken pursuant to the Federal Arbitration Act. Arbitration will be held in Oklahoma City, Oklahoma unless the parties mutually agree on another location. The decision of the arbitrator(s) will be enforceable in any court of competent jurisdiction. The parties agree that punitive, liquidated or indirect damages shall not be awarded by the arbitrator(s) unless such damages could be awarded in the dispute by a court of competent jurisdiction. If any contest or dispute shall arise between the Company and Executive regarding any provision of this Agreement, the Company shall reimburse Executive for all legal fees and expenses reasonably incurred by Executive in connection with such contest or dispute, but only if Executive is successful in respect of one or more of Executive's material claims or defenses brought, raised or pursued in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute to the extent the Company receives reasonable written evidence of such fees and expenses.



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         IN WITNESS WHEREOF, Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                                     ___________________________________________
                                     [name]

                                                       "EXECUTIVE"


                                     DOBSON COMMUNICATIONS CORPORATION,
                                     an Oklahoma corporation


                                     By:________________________________________
                                        Name: Ronald L. Ripley
                                        Title: Vice President

                                                        "COMPANY"


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